UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2003

FIRST SENTINEL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23809	22-3566151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Woodbridge Center Drive, Woodbridge, New Jersey 07095

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 726-9700

Not Applicable

(Former name or former address, if changed since last report)

ITEMS 1 THROUGH 4, 6, 8, 9, 10, 11 AND 12. NOT APPLICABLE.

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE.

(a) Execution of Merger Agreement with Provident Financial Services, Inc.

As previously reported, on December 19, 2003, First Sentinel Bancorp, Inc., a Delaware corporation, (“First Sentinel”), and Provident Financial Services, Inc., a Delaware corporation (“Provident”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, First Sentinel will merge with and into Provident, with Provident being the surviving corporation. In addition, under the terms of the Merger Agreement, The Provident Bank, a New Jersey chartered savings bank and a wholly-owned subsidiary of Provident, and First Savings Bank, a New Jersey chartered savings bank and a wholly-owned subsidiary of First Sentinel (“First Savings”), will enter into a Plan of Bank Merger, pursuant to which First Savings will merge with and into The Provident Bank, with The Provident Bank being the surviving bank. A copy of the Merger Agreement is attached hereto as Exhibit 2.1, and the joint press release issued by First Sentinel and Provident on December 22, 2003 announcing the execution of the Merger Agreement is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

The following Exhibits are filed as part of this Report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 19, 2003, by and between Provident Financial Services, Inc. and First Sentinel Bancorp, Inc.

99.1	Joint press release, dated December 22, 2003, announcing the execution of the Agreement and Plan of Merger (incorporated by reference from First Sentinel’s Current Report on Form 8-K filed by First Sentinel with the SEC on December 22, 2003).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SENTINEL BANCORP, INC.

By:	/s/ Christopher Martin

Christopher Martin President and Chief Executive Officer

Dated: December 31, 2003

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 19, 2003, by and between Provident Financial Services, Inc. and First Sentinel Bancorp, Inc.

99.1	Joint press release, dated December 22, 2003, announcing the execution of the Agreement and Plan of Merger (incorporated by reference from First Sentinel’s Current Report on Form 8-K filed by First Sentinel with the SEC on December 22, 2003)